    Exhibit 99.1
Report on Payments to Governments for the Year 2025
Kosmos Energy Ltd. has prepared the following report of payments made to governments for the year ended 31 December 2025 in accordance with the Reports on Payments to Governments Regulations 2014 (2014/3209) as amended by the Reports on Payments to Governments (Amendment) Regulations 2015 (2015/1928). The Payments to Government data are reflective of select payments made to government entities by Kosmos Energy, Ltd.. These payments are categorized consistent with the Report on Payments to Governments Regulation 2014 (as amended in December 2015) (the Regulations).

Payments to Governments[1]
	UNIT OF MEASURE	EQUATORIAL GUINEA	GHANA	MAURITANIA	SÃO TOMÉ & PRÍNCIPE	SENEGAL	UNITED KINGDOM	UNITED STATES
Income Taxes[2]	USD$	2,125,000	109,891,000	-	-	-	-	(2,010,000)
Royalties[3]	BOE	348,000	575,000	-	-	-	-	1,090,000
Royalties[4]	USD$	24,049,000	35,778,000	-	-	-	-	62,590,000
Dividends	USD$	-	-	-	-	-	-	-
Bonuses[5]	USD$	-	-	-	-	-	-	239,000
License Fees[6]	USD$	99,000	424,000	-	-	-	-	596,000
Infrastructure Improvement	USD$	-	-	-	-	-	-	-
Total	USD$	26,273,000	146,093,000	-	-	-	-	61,415,000

1.Government includes any national, regional, or local authority of a country, and includes a department, agency or entity that is a subsidiary of a government, including a national oil company.
2.Income taxes - Inclusive of tax refunds received. This is based on taxes assessed on income. For 2025, the amount reported for the United States was negative due to tax refunds relating to previous years.
3.Royalties - Royalties are paid to the Government of Ghana and the Republic of Equatorial Guinea in-kind out of Kosmos Energy’s working interest share of production and as reported by the third-party operator. United States royalties are payments to the United States Office of Natural Resources Revenue (ONRR) based on actual production from offshore federal leases.
4.Royalties - The value of oil royalties for Equatorial Guinea and Ghana are estimated based on the annual average of daily Brent prices of $69.10 during 2025. The value of gas royalties for Ghana are based on the actual sales price realized. United States royalties are actual payments to the United States ONRR.
5.Bonuses - Payments made to the federal government when acquiring offshore leases.
6.License Fees - Payments made primarily to the federal government for annual rentals and applications for permits.

In addition to the above Payments to Governments, Kosmos Energy Ltd. has prepared the following supplemental information for the year ended 31 December 2025.

Payments to Governments - Supplemental Information
	UNIT OF MEASURE	EQUATORIAL GUINEA[5]	GHANA[6]	MAURITANIA	SÃO TOMÉ & PRÍNCIPE	SENEGAL	UNITED KINGDOM	UNITED STATES
Production Entitlements[1]	bbls	196,000	-	-	-	-	-	-
Estimated Production Entitlements[1]	USD$	13,545,000	-	-	-	-	-	-
Envt, Capacity Building & Social Projects[3]	USD$	200,000	-	10,000	-	106,000	-	-
Training[3]	USD$	198,000	-	-	-	-	-	-
Taxes (Non-Income)[2,4]	USD$	256,000	6,122,000	567,000	56,000	685,000	7,110,000	3,175,000

1.Production entitlements are paid to the Republic of Equatorial Guinea in barrels of oil based on their participating interest. The production entitlement amounts presented represent Kosmos Energy’s participating share received by the Republic of Equatorial Guinea. The value of the production entitlements disclosed above are based on the annual average of daily Brent prices of $69.10 during 2025.
2.Inclusive of any tax refunds received.
3.Represents payments made directly to government for satisfaction of obligations per the Petroleum Agreements and/or Petroleum Sharing Contracts (PSCs), as applicable. In addition to the numbers above, Kosmos made payments to national oil company employees in accordance with training obligations per the petroleum agreements totaling $23,000 in Equatorial Guinea.
4.Primarily withholding taxes on interest payments, employer paid payroll-related taxes, and property taxes paid on pipe and tangible goods inventory stored at various onshore locations in the United States. These values are exclusive of withholding or similar taxes remitted on behalf of service providers.
5.Figures presented exclude approximately $535,000 of insurance costs paid to GEPetrol Seguros as well as $5,000 paid to Luba Freeport for shorebase services.
6.Figures presented exclude approximately $11.460 million in decommissioning trust fund contributions to Bank of Ghana and $935,000 of insurance costs paid to Ghana Oil & Gas Insurance Pool.

Payments to Governments - Receiving Entity-Level Disclosures[1]
	PRODUCTION ENTITLEMENTS (BBLS)[2]	ESTIMATED PRODUCTION ENTITLEMENTS (USD$)[2]	INCOME TAXES (USD$)[3]	ROYALTIES (BOE)[2]	ROYALTIES (USD$)[2]	DIVIDENDS (USD$)	BONUSES (USD$)	LICENSE FEES (USD$)	INFRASTRUCTURE IMPROVEMENT (USD$)	ENVIRONMENT, CAPACITY BUILDING & SOCIAL PROJECTS (USD$)[4]	TRAINING (USD$)[4]	TAXES (NON-INCOME) (USD$)[5]	TOTAL (USD$)
Ministry of Mines and Hydrocarbons	196,000	13,545,000	-	348,000	24,049,000	-	-	-	-	200,000	198,000	-	37,992,000
Tresoreria General Del Estado	-	-	2,125,000	-	-	-	-	99,000	-	-	-	161,000	2,385,000
Instituto Nacional de Seguridad Social de Guinea Ecuatorial	-	-	-	-	-	-	-	-	-	-	-	95,000	95,000
Total Equatorial Guinea[6]	196,000	$13,545,000	$2,125,000	348,000	$24,049,000	-	-	$99,000	-	$200,000	$198,000	$256,000	$40,472,000
Government of Republic of Ghana	-	-	-	575,000	35,778,000	-	-	-	-	-	-	-	35,778,000
Petroleum Commission of Ghana	-	-	-	-	-	-	-	424,000	-	-	-	-	424,000
Social Security & Nat'l Insura	-	-	-	-	-	-	-	-	-	-	-	83,000	83,000
Ghana Revenue Authority	-	-	109,891,000	-	-	-	-	-	-	-	-	5,968,000	115,859,000
Electricity Company of Ghana	-	-	-	-	-	-	-	-	-	-	-	71,000	71,000
Total Ghana[7]	-	-	$109,891,000	575,000	$35,778,000	-	-	$424,000	-	-	-	$6,122,000	$152,215,000
Tresorier General	-	-	-	-	-	-	-	-	-	-	-	567,000	567,000
Various	-	-	-	-	-	-	-	-	-	10,000	-	-	10,000
Total Mauritania	-	-	-	-	-	-	-	-	-	$10,000	-	$567,000	$577,000
INSS - Instituto Nacional De Segurance Social	-	-	-	-	-	-	-	-	-	-	-	13,000	13,000
Tesouro Publico	-	-	-	-	-	-	-	-	-	-	-	43,000	43,000
Total Sao Tome & Principe	-	-	-	-	-	-	-	-	-	-	-	$56,000	$56,000
Chef du Bureau de Recouvrement	-	-	-	-	-	-	-	-	-	-	-	672,000	672,000
Senegal Social Security	-	-	-	-	-	-	-	-	-	-	-	13,000	13,000
Institut National Du Petrole Et Du Gaz	-	-	-	-	-	-	-	-	-	101,000	-	-	101,000
Various	-	-	-	-	-	-	-	-	-	5,000	-	-	5,000
Total Senegal	-	-	-	-	-	-	-	-	-	$106,000	-	$685,000	$791,000
ONRR	-	-	-	1,090,000	62,590,000	-	239,000	596,000	-	-	-	-	63,425,000
Internal Revenue Service	-	-	(1,046,000)	-	-	-	-	-	-	-	-	-	(1,046,000)
Various	-	-	(964,000)	-	-	-	-	-	-	-	-	3,175,000	2,211,000
Total United States of America	-	-	$(2,010,000)	1,090,000	$62,590,000	-	$239,000	$596,000	-	-	-	$3,175,000	$6,459,000
HMRC Cumbernauld	-	-	-	-	-	-	-	-	-	-	-	6,922,000	6,922,000
City of Westminster	-	-	-	-	-	-	-	-	-	-	-	188,000	188,000
Total United Kingdom	-	-	$93,000	-	-	-	-	-	-	-	-	$7,110,000	$7,110,000
Total	196,000	$13,545,000	$110,006,000	2,013,000	$122,417,000	-	$239,000	$1,119,000	-	$316,000	$198,000	$17,971,000	$265,811,000

FOOTNOTES
Kosmos Energy Ltd. has prepared the following report of payments made to governments for the year ended December 31, 2025 in accordance with the Reports on Payments to Governments Regulations 2014 (2014/3209) as amended by the Reports on Payments to Governments (Amendment) Regulations 2015 (2015/1928). The Payments to Government data are reflective of select payments made to government entities by Kosmos Energy Ltd.. These payments are categorized consistent with the Report on Payments to Governments Regulations 2014 (as amended in December 2015) (the Regulations). Kosmos Energy has also included supplementary disclosures of payments to governments in addition to those prescribed by the Regulations. Please see the footnotes below for further detail on the payments we made to our host country governments in 2025.
1.Our summary, project-level and receiving-entity level payments to government disclosures are also available on our website at www.kosmosenergy.com/responsibility/transparency.php.
2.Production entitlements are paid to the Republic of Equatorial Guinea in barrels of oil based on their participating interest. The production entitlement amounts presented represent Kosmos Energy's participating share received by the Republic of Equatorial Guinea. Royalties are paid to the Government of Ghana and the Republic of Equatorial Guinea in-kind out of Kosmos Energy's working interest share of production and as reported by the third-party operator. The value of the international oil royalties and production entitlements disclosed above are based on the annual average of daily Brent prices of $69.10 during 2025. The value of gas royalties for Ghana are based on the actual sales price realized. United States royalties are actual payments to the United States Office of Natural Resources Revenue (ONRR) based on actual production from offshore federal leases.
3.Inclusive of tax refunds received. This is based on taxes assessed on income. For 2025, the amount reported for the United States was negative due to tax refunds relating to previous years.

4.Represents payments made directly to government for satisfaction of obligations per the Petroleum Agreements and/or Petroleum Sharing Contracts (PSCs), as applicable. In addition to the numbers above, Kosmos made payments to national oil company employees in accordance with training obligations per the petroleum agreements totaling $23,000 in Equatorial Guinea.
5.Primarily withholding taxes on interest payments, employer paid payroll-related taxes, and property taxes paid on pipe and tangible goods inventory stored at various onshore locations in the United States. These values are exclusive of withholding or similar taxes remitted on behalf of service providers.
6.Figures presented exclude approximately $535,000 of insurance costs paid to GEPetrol Seguros as well as $5,000 to Luba Freeport for shorebase services.
7.Figures presented exclude approximately $11.460 million in decommissioning trust fund contributions to Bank of Ghana and $935,000 of insurance costs paid to Ghana Oil & Gas Insurance Pool.

Payments to Governments - Project-Level Disclosures[1]
	PRODUCTION ENTITLEMENTS (BBLS)[2]	ESTIMATED PRODUCTION ENTITLEMENTS (USD$)[2]	INCOME TAXES (USD)[3]	ROYALTIES (BOE)[2]	ROYALTIES (USD$)[2]	DIVIDENDS (USD4)	BONUSES (USD$)	LICENSE FEES (USD$)	INFRASTRUCUTRE IMPROVEMENT (USD$)	ENIRONMENT, CAPACITY BUILDING & SOCIAL PROJECTS (USD$)[4]	TRAINING (USD$)[4]	TAXES (NON-INCOME) (USD$)[5]	TOTAL (USD$)
Ceiba Field	70,000	4,837,000	-	125,000	8,638,000	-	-	-	-	-	-	-	13,475,000
Okume Complex Field	126,000	8,708,000	-	223,000	15,411,000	-	-	-	-	-	-	-	24,119,000
Equatorial Guinea Block S	-	-	-	-	-	-	-	-	-	100,000	99,000	-	199,000
Equatorial Guinea Block 24	-	-	-	-	-	-	-	89,000	-	100,000	99,000	-	288,000
Company Level - Kosmos Equatorial Guinea, Inc.	-	-	2,125,000	-	-	-	-	8,000	-	-	-	52,000	2,185,000
Company Level - Kosmos Energy Equatorial Guinea	-	-	-	-	-	-	-	2,000	-	-	-	204,000	206,000
Total Equatorial Guinea[6]	196,000	$13,545,000	$2,125,000	348,000	$24,049,000	-	-	$99,000	-	$200,000	$198,000	$256,000	$40,472,000
Jubilee	-	-	-	512,000	31,600,000	-	-	-	-	-	-	-	31,600,000
TEN	-	-	-	63,000	4,178,000	-	-	-	-	-	-	-	4,178,000
West Cape Three Points	-	-	-	-	-	-	-	212,000	-	-	-	-	212,000
Deepwater Tano	-	-	-	-	-	-	-	212,000	-	-	-	-	212,000
Company Level - Kosmos Energy Ghana	-	-	55,933,000	-	-	-	-	-	-	-	-	4,907,000	60,840,000
Company Level - Kosmos Energy Ghana Investments	-	-	53,958,000	-	-	-	-	-	-	-	-	1,215,000	55,173,000
Total Ghana[7]	-	-	$109,891,000	575,000	$35,778,000	-	-	$424,000	-	-	-	$6,122,000	$152,215,000
Company Level	-	-	-	-	-	-	-	-	-	10,000	-	567,000	577,000
Total Mauritania	-	-	-	-	-	-	-	-	-	$10,000	-	$567,000	$577,000
Company Level	-	-	-	-	-	-	-	-	-	-	-	56,000	56,000
Total Sao Tome and Principe	-	-	-	-	-	-	-	-	-	-	-	$56,000	$56,000
Teranga Field	-	-	-	-	-	-	-	-	-	53,000	-	-	53,000
St. Louis Block	-	-	-	-	-	-	-	-	-	53,000	-	-	53,000
Company Level	-	-	-	-	-	-	-	-	-	-	-	685,000	685,000
Total Senegal	-	-	-	-	-	-	-	-	-	$106,000	-	$685,000	$791,000
Mississippi Canyon	-	-	-	698,000	41,519,000	-	-	288,000	-	-	-	-	41,807,000
Garden Banks	-	-	-	3,000	195,000	-	-	-	-	-	-	-	195,000
Green Canyon	-	-	-	389,000	20,876,000	-	-	63,000	-	-	-	-	20,939,000
Keathley Canyon	-	-	-	-	-	-	239,000	156,000	-	-	-	-	395,000
Walker Ridge	-	-	-	-	-	-	-	63,000	-	-	-	-	63,000
Company Level	-	-	(2,010,000)	-	-	-	-	26,000	-	-	-	3,175,000	1,191,000
Total United States of America	-	-	$(2,010,000)	1,090,000	$62,590,000	-	$239,000	$596,000	-	-	-	$3,175,000	$64,590,000
Company Level	-	-	-	-	-	-	-	-	-	-	-	7,110,000	7,110,000
Total United Kingdom	-	-	-	-	-	-	-	-	-	-	-	$7,110,000	$7,110,000
Total	196,000	$13,545,000	$110,006,000	2,013,000	$122,417,000	-	$239,000	$1,119,000	-	$316,000	$198,000	$17,971,000	$265,811,000

FOOTNOTES
Kosmos Energy Ltd. has prepared the following report of payments made to governments for the year ended December 31, 2025 in accordance with the Reports on Payments to Governments Regulations 2014 (2014/3209) as amended by the Reports on Payments to Governments (Amendment) Regulations 2015 (2015/1928). The Payments to Government data are reflective of select payments made to government entities by Kosmos Energy Ltd.. These payments are categorized consistent with the Report on Payments to Governments Regulations 2014 (as amended in December 2015) (the Regulations). Kosmos Energy has also included supplementary disclosures of payments to governments in addition to those prescribed by the Regulations. Please see the footnotes below for further detail on the payments we made to our host country governments in 2025.
1.Our summary, project-level and receiving-entity level payments to government disclosures are also available on our website at www.kosmosenergy.com/transparency.php.

2.Production entitlements are paid to the Republic of Equatorial Guinea in barrels of oil based on their participating interest. The production entitlement amounts presented represent Kosmos Energy's participating share received by the Republic of Equatorial Guinea. Royalties are paid to the Government of Ghana and the Republic of Equatorial Guinea in-kind out of Kosmos Energy's working interest share of production and as reported by the third-party operator. The value of the international oil royalties and production entitlements disclosed above are based on the annual average of daily Brent prices of $69.10 during 2025. The value of gas royalties for Ghana are based on the actual sales price realized. United States royalties are actual payments to the United States Office of Natural Resources Revenue (ONRR) based on actual production from offshore federal leases.
3.Inclusive of tax refunds received. This is based on taxes assessed on income. For 2025, the amount reported for the United States was negative due to tax refunds relating to previous years.
4.Represents payments made directly to government for satisfaction of obligations per the Petroleum Agreements and/or Petroleum Sharing Contracts (PSCs), as applicable. In addition to the numbers above, Kosmos made payments to national oil company employees in accordance with training obligations per the petroleum agreements totaling $23,000 in Equatorial Guinea.
5.Primarily withholding taxes on interest payments, employer paid payroll-related taxes, and property taxes paid on pipe and tangible goods inventory stored at various onshore locations in the United States. These values are exclusive of withholding or similar taxes remitted on behalf of service providers.
6.Figures presented exclude approximately $535,000 of insurance costs paid to GEPetrol Seguros as well as $5,000 paid to Luba Freeport for shorebase services.
7.Figures presented exclude approximately $11.460 million in decommissioning trust fund contributions to Bank of Ghana and $935,000 of insurance costs paid to Ghana Oil & Gas Insurance Pool.